EXHIBIT 99.1
                                                                    ------------




John Heath             Edward Adler              Tricia Primrose
AT&T                   AOL Time Warner           AOL Time Warner
908-221-6659           212-484-6630              212-484-7450




AT&T, AOL TIME WARNER AGREE TO TEMPORARILY SUSPEND REGISTRATION RIGHTS PROCESS, EXPLORE ALTERNATIVE TRANSACTION FOR TWE

FOR RELEASE TUESDAY, JULY 30 2002
---------------------------------

      NEW YORK - AT&T and AOL Time Warner today announced that they have agreed to temporarily suspend the registration rights process associated with AT&T's stake in Time Warner Entertainment for a short period of time so that the two companies and Comcast Corporation can pursue discussion of an alternative transaction.

      AT&T and AOL Time Warner gave no assurances that the discussions would result in a transaction. The two companies said they do not intend to provide updates unless they reach a definitive agreement or return to the registration rights process.

      For the time being, AT&T and AOL Time Warner have asked Banc of America Securities LLC not to deliver an opinion on how much AT&T's stake in Time Warner Entertainment is worth and how much of that stake could be sold in a public offering.


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